Exhibit 1.3

ARTICLES OF INCORPORATION
OF
[INSERT NAME]

     I, the undersigned natural person of the age of eighteen years or more, for the purpose of forming a corporation pursuant to Section 7-102-102 of the Colorado Business Corporation Act, do hereby certify:

FIRST:

     The name of the corporation is [INSERT NAME].

SECOND:

     This corporation is organized for the purpose of transacting any or all lawful business for which corporations may be incorporated under the Colorado Business Corporation Act.

THIRD:

     The aggregate number of shares which this corporation shall have authority to issue is Five Thousand (5000) shares of common stock, all of which are to have a par value of One Dollar ($1.00).

FOURTH:

     The initial registered agent of this corporation is The Corporation Company and the street address of the corporation’s initial registered office is The Corporation Company, 1675 Broadway, Denver, Colorado 80202.

FIFTH:

     The address of the corporation’s initial principal office is c/o The Corporation Company, 1675 Broadway, Denver, Colorado 80202.

SIXTH:

     The name and address of the person signing these Articles of Incorporation as incorporator are:

SEVENTH:

     The power to alter, amend or repeal the By-laws of this corporation shall be vested in each of the Board of Directors and the shareholders of this corporation. The shareholders of this corporation may amend or adopt a by-law that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by law.

EIGHTH:

     This corporation shall indemnify any officer or director, or any former officer of director, of this corporation to the fullest extent permitted by law.

NINTH:

     This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation as incorporator thereof this    day of    , 200   , and affirms that the statements contained therein as true under penalties of perjury.

   , Incorporator

2